UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report – May 12, 2009

Commission File Number: 0-23863

PEOPLES FINANCIAL SERVICES CORP.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	23-2391852
(State of incorporation)	(IRS Employer Identification No.)

82 FRANKLIN AVE., HALLSTEAD, PA	18822
(Address of principal executive offices)	(Zip code)

(570) 879-2175
(Registrant’s telephone number including area code)

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

At the Annual Meeting of Shareholders, held April 25, 2009, Director Russell D. Shurtleff was re-elected to a three-year term, expiring in 2012.  John W. Ord retired from the Board of Directors and was appointed Director Emeritus.

At the reorganization meeting of Peoples Financial Services Corp., held on May 1, 2009, William E. Aubrey II was re-appointed Chairman of the Company and its subsidiary, Peoples National Bank. Russell D. Shurtleff was re-appointed Vice Chairman of the Company and its subsidiary, Peoples National Bank.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

	/s/	Richard S. Lochen, Jr.
Dated: May 12, 2009		By: Richard S. Lochen, Jr. President/CEO

	/s/	Debra E. Dissinger
Dated: May 12, 2009		By: Debra E. Dissinger Executive Vice President/COO

	/s/	Joseph M. Ferretti
Dated: May 12, 2009		By: Joseph M. Ferretti Senior Vice President/CCO

	/s/	Frederick J. Malloy
Dated: May 12, 2009		By: Frederick J. Malloy Vice President/Controller